Exhibit 99.1

Press Release

UroGen Pharma Announces Pricing of Public Offering of Ordinary Shares

NEW YORK—(BUSINESS WIRE)—Jan. 23, 2019—UroGen Pharma Ltd. (Nasdaq:URGN), a clinical-stage biopharmaceutical company developing treatments to address unmet needs in the field of urology, with a focus on uro-oncology, today announced the pricing of its public offering of 3,658,537 ordinary shares at a public offering price of $41.00 per share, for a total public offering size of approximately $150.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 548,780 ordinary shares at the public offering price, less underwriting discounts and commissions. All ordinary shares sold in this offering are being offered by the Company. The offering is expected to close on or about January 28, 2019, subject to customary closing conditions.

Goldman Sachs & Co. LLC, J.P. Morgan and Jefferies are acting as joint book-running managers for the offering. Oppenheimer & Co. is acting as lead manager for the offering.

A shelf registration statement relating to the ordinary shares was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 26, 2018. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC on January 22, 2019. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus may be obtained by contacting:

◾	Goldman Sachs & Co. LLC, c/o: Prospectus Department, 200 West Street, New York, New York 10282, or via telephone at 866-471-2526, or via email: prospectus-ny@ny.email.gs.com; or

◾	J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or via telephone at 866-803-9204, or via email: prospectus-eq_fi@jpmorgan.com; or

◾

Jefferies LLC, c/o: Equity Syndicate Prospectus Departments, 520 Madison Avenue, 2nd Floor, New York, New York 10022, or via telephone at 877-821-7388, or via email: prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About UroGen Pharma Ltd.

UroGen Pharma Ltd. (Nasdaq:URGN) is a clinical-stage biopharmaceutical company developing advanced non-surgical treatments to address unmet needs in the field of urology, with a focus on uro-oncology. UroGen has developed RTGel™, a proprietary sustained release, hydrogel-based platform technology that has the potential to improve therapeutic profiles of existing drugs. UroGen’s sustained release technology is designed to enable longer exposure of the urinary tract tissue to medications, making local therapy a potentially more effective treatment option. UroGen’s lead product candidates, UGN-101 and UGN-102, are designed to potentially remove tumors by non-surgical means and to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial carcinoma and bladder cancer, respectively. UroGen is headquartered in New York, NY with operations in Los Angeles, CA and Israel.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the expected closing of the offering, which statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to: the timing and success of clinical trials and potential complications thereof; the ability to obtain and maintain regulatory approval; the labeling for any approved product; the scope, progress and expansion of developing and commercializing UroGen Pharma’s product candidates; the size and growth of the market(s) therefor and the rate and degree of market acceptance thereof vis-à-vis alternative therapies; and UroGen Pharma’s ability to attract or retain key management, members of the board of directors and personnel. In light of these risks and uncertainties, and other risks and uncertainties that are described in the Risk Factors section of UroGen Pharma’s Form 20-F filed with the SEC on March 15, 2018, its Current Report on Form 8-K filed with the SEC on January 22, 2019, and in the final prospectus supplement and accompanying prospectus relating to the offering to be filed with the SEC, and other filings that UroGen Pharma makes with the SEC from time to time (which are available at http://www.sec.gov), the events and circumstances discussed in such forward-looking statements may not occur, and UroGen Pharma’s actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements speak only as of the date of this press release and are based on information available to UroGen Pharma as of the date of this release.

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Source: UroGen Pharma Ltd.

UROGEN

Kate Bechtold

Director, Corporate Communications & Investor Relations

Kate.Bechtold@urogen.com

914-552-0456